                                                                    Exhibit 99.1


                              BROKAT Infosystems AG

                              LETTER OF TRANSMITTAL

                                     for the

                Offer to exchange 11 1/2% Senior Notes due 2010
              that are registered under the Securities Act of 1933
               for all outstanding 11 1/2% Senior Notes due 2010

                   Pursuant to the prospectus dated ., 2000.

--------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., LONDON TIME, ON ., 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., LONDON TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                 The Exchange Agent for this Exchange Offer is:

                       The Bank of New York, London Branch
                                30 Cannon Street
                                 London EC4M 6XH
                                 United Kingdom
                Attention: Emma Wilkes Reorganization Department

                          Telephone: (44) 207 893 7235
                          Facsimile: (44) 207 964 6399

     For questions regarding this Letter of Transmittal or for other information, you may contact The Bank of New York, London Branch, at the address set forth above.

     Please read the attached instruction carefully before completing this Letter of Transmittal.

     Noteholders who wish to be eligible to receive Exchange Notes for their Original Notes pursuant to the Exchange Offer must validly tender (and not withdraw) their Original Notes prior to the Expiration Date.

     By execution hereof, the undersigned acknowledges receipt of the prospectus dated ., 2000 (the "Prospectus") of BROKAT Infosystems AG, a German stock corporation ("BROKAT"), which, together with this letter of transmittal and the instructions hereto (the "Letter of Transmittal"), constitute BROKAT's offer (the "Exchange Offer") to exchange up to an aggregate principal amount of _125,000,000 of its 11 1/2% Senior Notes due 2010 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus constitutes a part, for all outstanding 11 1/2% Senior Notes due 2010 (the "Original Notes") of BROKAT, upon the terms and subject to the conditions set forth in the Prospectus.

     Upon the terms and subject to the conditions of this Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Expiration Date. For the purposes of the Exchange Offer, BROKAT shall be deemed to have accepted for exchange validly tendered Original Notes when, as and if BROKAT has given written notice thereof to The Bank of New York, London Branch, which acts as the Exchange Agent.

     In connection with the Exchange Offer, book-entry interests in the depositary interests in the Original Notes ("Original Book-Entry Interests") may be tendered in exchange for book-entry interests in the depositary interests in the Exchange Notes ("Exchange Book-Entry Interests"), which are traded through the facilities of Morgan Guaranty Trust Company of New York, as operator of the Euroclear system ("Euroclear"), and Clearstream Banking SA ("Clearstream" and, together with Euroclear, each a "Book-Entry Transfer Facility"). References herein to Original Notes include Original Book-Entry Interests and references to Exchange Notes include Exchange Book-Entry Interests.

     An electronic instruction relating to the Exchange Offer must be sent to a Book-Entry Transfer Facility in accordance with their procedures in order to tender Original Notes. All deliveries of Original Notes must be made in accordance with their procedures and pursuant to the procedures set forth in the Prospectus.

     Upon receipt of an electronic instruction from a registered holder of Original Notes, the Book Entry Transfer Facility will block the position of Original Notes that such registered holder has requested to exchange and upon completion of the Exchange Offer and upon confirmation of receipt of the Exchange Notes, the Book-Entry Transfer Facility will simultaneously transfer the Original Notes out of the participant's accounts and replace them with an equivalent amount of Exchange Notes. By sending such electronic instruction, the registered holder, on behalf of itself and the beneficial owners of such Original Notes, agrees to be bound by the terms of this Letter of Transmittal and confirms all provisions of this Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to The Bank of New York, London Branch.

     The instructions included with this Letter of Transmittal must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to The Bank of New York, London Branch, at the address listed above.

     Each registered holder transmitting an instruction to exchange Original Notes for Exchange Notes through a Book-Entry Transfer Facility, on behalf of itself and the beneficial owner of the Original Notes tendered thereby, acknowledges receipt of the Prospectus and this Letter of Transmittal and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Prospectus and this Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to BROKAT the number of Original Notes set forth below, and hereby irrevocably constitutes and appoints The Bank of New York, London Branch, as the true and lawful agent and attorney- in- fact of the undersigned with respect to the Original Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) cause ownership of the Original Notes to be canceled upon acceptance by BROKAT of the Original Notes pursuant to the Exchange Offer, and
(ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Offer.

     The undersigned understands that tenders of Original Notes pursuant to the procedures described under the caption "The Exchange Offer" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and BROKAT upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption "The Exchange Offer -- Withdrawal Rights". All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any beneficial owner(s), and every obligation of the undersigned or any beneficial owner(s) hereunder shall be binding upon the heirs, representatives, successors and assigns of the undersigned and such beneficial owner(s).

     The undersigned hereby represents and warrants that it has full power and authority to tender, exchange, assign, and transfer the Original Notes and BROKAT will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims when the Original Notes are acquired by BROKAT as contemplated herein. The undersigned and each beneficial owner will, upon request execute and deliver any additional documents reasonably requested by BROKAT or The Bank of New York, London Branch, as necessary or desirable to complete and give effect to the transactions contemplated hereby.

     By tendering, each holder of Original Notes represents to BROKAT that (i) the Exchange Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such tendering holder, (ii) neither the tendering holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the tendering holder or any such other person is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, then neither the tendering holder nor any such other person is engaged in or intends to participate in a distribution of such Exchange Notes and (iv) neither the tendering holder nor any such other person is an "affiliate" of BROKAT within the meaning of Rule 405 under the Securities Act. If the tendering holder of Original Notes is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. However, by so acknowledging and by delivering a prospectus, such tendering holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

IMPORTANT: The electronic tender of Original Notes through the electronic transfer systems of Euroclear and/or Clearstream, as applicable, must be received by Euroclear and/or Clearstream prior to 5:00 p.m., London time, on the Expiration Date.

            PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY
                          BEFORE COMPLETING THE BOXES


-------------------------------------------------------------------------------------------------------
     BOX 1

 DESCRIPTION OF ORIGINAL NOTES TENDERED
 (Attach additional signed pages, if necessary)
-------------------------------------------------------------------------------------------------------
 Name(s) and           Aggregate     Account Where     Account         ISIN Code of     Account to Be
 Address(es) of        Principal     Original Notes    Holder's Name   Original Notes   Credited With
 Beneficial Owner       Amount          are Held                                        Exchange Notes
 (Please fill in,      Tendered*
 if blank)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Total
-------------------------------------------------------------------------------------------------------
*   The minimum permitted tender is _1,000 in principal amount of Original Notes.
    All other tenders must be integral multiples of _1,000 principal amount. Unless otherwise indicated in this column, the principal amount of all Original Notes identified in this Box 1 or delivered to The Bank of New York, London Branch, herewith shall be deemed tendered.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                      BOX 2

                           TENDERING HOLDER SIGNATURE
                               (See Instruction 1)

--------------------------------------------------------------------------------

X________________________________________________________

X________________________________________________________
 (Signature of holder(s) or authorized signatory)

If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s):  _________________________________________________________

Capacity: _________________________________________________________

Street Address: ___________________________________________________

                ___________________________________________________
                         (Zip Code)

Area Code and Telephone Number:_______________________________

Tax Identification or Social Security Number:_________________
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                                     BOX 3

                             BROKER-DEALER STATUS
-------------------------------------------------------------------------------

[ ] Check this box if the beneficial owner of the Original Notes is a broker-dealer who acquired the Original Notes for its own account as a result of market-making activities or other trading activities and wishes to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto. If this box is checked, an executed copy of this Letter of Transmittal must be received within three Luxembourg Stock Exchange trading days after the Expiration Date by The Bank of New York, London Branch, Attention: Emma Wilkes, Reorganization Department, at the address set forth above.

--------------------------------------------------------------------------------

                      INSTRUCTIONS TO LETTER OF TRANSMITTAL

                    FORMING PART OF THE TERMS AND CONDITIONS
                              OF THE EXCHANGE OFFER

I. Delivery of this Letter of Transmittal. This Letter of Transmittal is to be read by the beneficial owners of Original Notes who wish to exchange their Original Notes pursuant to the Exchange Offer. For a holder to properly tender Original Notes pursuant to the Exchange Offer, a properly completed electronic tender message sent to Euroclear and/or Clearstream, must be received prior to 5:00 p.m., London time, on the Expiration Date. Neither BROKAT nor The Bank of New York, London Branch, is under any obligation to notify any tendering holder of BROKAT's acceptance of Original Notes prior to the closing of the Exchange Offer. Delivery of the Original Notes will be deemed made only when actually received or confirmed by The Bank of New York, London Branch.

II. Partial Tenders. Tenders of Original Notes will be accepted only in integral multiples of _1,000 in principal amount. If less than the entire principal amount of Original Notes held by the tendering holder is tendered, the tendering holder should fill out the applicable items in the electronic tender message sent to Euroclear and/or Clearstream. The entire principal amount of Original Notes delivered to The Bank of New York, London Branch, will be deemed to have been tendered unless otherwise indicated.

III. Transfer Taxes. BROKAT will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer and exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the electronic message sent to Euroclear and/or Clearstream, the amount of such transfer taxes will be billed directly to such tendering holder.

IV. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Original Notes will be determined by BROKAT in its sole discretion, which determination will be final and binding. BROKAT reserves the right to reject any and all Original Notes for validly tendered or any Original Notes BROKAT's acceptance of which would, in the opinion of BROKAT or its counsel, be unlawful. BROKAT also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities in tenders of Original Notes or as to any ineligibility of any holder who seeks to tender Original Notes in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by BROKAT shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as BROKAT shall determine. Neither BROKAT, The Bank of New York, London Branch, nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by The Bank of New York, London Branch, that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by The Bank of New York, London Branch, to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

V. Waiver of Conditions. BROKAT reserves the absolute right to amend, waive or modify any of the conditions in the Exchange Offer in the case of any Original Notes.

VI. No Conditional Tender. No alternative, conditional, irregular, or contingent tender of Original Notes will be accepted.

VII. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to The Bank of New York, London Branch, at the address indicated herein. Tendering holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

VIII. Acceptance of Original Notes and Issuance of Exchange Notes; Return of Original Notes. Subject to the terms and conditions of the Exchange Offer, BROKAT will accept for exchange all validly tendered Original Notes as soon as practicable after the Expiration Date and will issue Exchange Notes therefor as soon as practicable thereafter. For purposes of the Exchange Offer, BROKAT shall be deemed to have accepted Original Notes when, as and if BROKAT has given written or oral notice (immediately followed in writing) thereof to The Bank of New York, London Branch.

IX. Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer-Withdrawal Rights."

10. Incorporation of Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated in and acknowledged and accepted by any tender through procedures established by a Book-Entry Transfer Facility by any participant in the Book-Entry Transfer Facility on behalf of itself and the beneficial owners of any Original Notes so tendered.